UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 25, 2016

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2016, Multimedia Platforms, Inc. (the "Company") named Robert Blair as Chairman of the Board of Directors (the "Board") of the Company, effective May 25, 2016. C. Lawrence Rutstein, 71, decided to retire and step down as the Chairman of the Board effective May 25, 2016. Rutstein will remain as a member of the Board for a period of 90 days to assist with the transition of management.

On May 25, 2016, Robert Blair tendered his resignation as Chief Executive Officer of the Company, effective immediately. The resignations of Mr. Rutstein and Mr. Blair are not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Board elected Robert Weiss as President and Chief Executive Officer, effective May 25, 2016. Mr. Weiss was also elected to be a Director of the Company.

The Board also elected Peter Frank as a Director of the Company, effective May 25, 2016. Mr. Frank was appointed as Chief Financial Officer of the Company effective May 9, 2016. The biographical information of Mr. Frank and Mr. Blair has been listed on the Company's previous SEC filings.

The biographical information of Mr. Weiss is listed below:

Robert Weiss is an entrepreneurial operating executive with a track record of successfully building and growing companies at the intersection of media and technology. A digital media pioneer, Weiss has led companies to aggressively pursue new technologies, emerging media platforms and innovative ways to monetize content.

Since May 2014, Weiss has served as the Chief Executive Officer of The Arpanet Group, a next-generation digital/social media advisory company providing revenue strategies, thought leadership, and growth roadmaps for technology-driven start-ups and early-stage companies that want to disrupt the global media landscape.

Before launching The Arpanet Group, Weiss was the Chief Creative Officer at Ovation from October 2012 to March 2014 – the nation's only media network devoted to the Arts. Under Weiss's leadership, Ovation modernized its digital/social media operations; Ovation launched its first in-house multiplatform content studio, Ovation Studios; and Ovation achieved the highest household ratings in its 7-year history.

Prior to Ovation, Weiss was Chief Operating Officer at EQAL from July 2011 to December 2012, one of Hollywood's top digital media companies that monetized influencer and lifestyle networks around celebrities. Weiss oversaw a portfolio of more than 150 digital and social media properties. In less than 2 years, Weiss exponentially grew EQAL's business and then helped orchestrate its successful sale.

Prior to his tenure at EQAL, Weiss was CEO of Parkwood Media Ventures. This future-focused media incubator identified and helped develop a diverse portfolio of content-centric entertainment businesses that spanned from digital/social start-ups to an international IP distribution venture.

Before working as a media entrepreneur, Weiss served as a senior executive for VH1, FX and the music network FUSE. While leading FUSE – ratings doubled, web traffic quadrupled, ad sales doubled, and the cable network became the #1-ranked channel in audience concentration of 12-34 year olds.

Weiss is also a former reporter for the Los Angeles Times and producer for the "TODAY" show.

Weiss graduated with a Bachelor of Science degree from Northwestern University's Medill School of Journalism.

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Family Relationships

There are no family relationships between any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of the Form 8-K and Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

Robert Weiss's Employment Agreement

The Company entered into an employment agreement with its Chief Executive Officer, Robert Weiss, on June 3, 2016, to memorialize the terms and conditions of Mr. Weiss' employment with the Company effective May 25, 2016.

The term of the agreement is for a period of three years. Under the agreement, Mr. Weiss is entitled to an annual salary of $250,000 and agrees to defer and accrue this full base salary through December 31, 2016. During this deferment period, the Company will pay Mr. Weiss a total of $1 each day for his services. Additionally, the Company agreed to grant Mr. Weiss a fully-vested stock option to purchase 1,000,000 shares of the Company's common stock with a strike price of $0.03, in consideration for deferring and accruing his base salary. For each calendar year that he is employed by the Company, Mr. Weiss is eligible to receive an annual cash incentive bonus, an annual merit-based equity bonus, as well as a discretionary bonus. In addition, the Company agreed to grant Mr. Weiss stock option to purchase 3,000,000 shares of the Company's common stock with a strike price of $0.03, vesting in equal monthly amount over the three years employment period.

The agreement provides for severance payments in the event the Company terminates employment without "Cause" (capitalized term as defined in the employment agreement). Mr. Weiss's severance payment consists of: (A) a cash amount equal to 2 times the current calendar year's base salary, or equal to the remaining base salary owed under the agreement, whichever is greater (B) acceleration to 100% vested status for all stock, stock option and other equity awards currently held and (C) prorated annual bonus for the year in which the date of termination occurs, which amount shall be determined based on attainment of the performance objectives and the number of days that Executive was employed by the Company during the year of termination.

If Mr. Weiss's employment is terminated due to voluntary resignation by Mr. Weiss or for Cause by the Company, then no severance is due to Mr. Weiss under the employment agreement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.

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Robert Blair's Employment Agreement

The Company entered into certain employment agreement, dated as of June 26, 2015, with Robert Blair as the Company's Chief Executive Officer, which was subsequently amended. As Mr. Blair resigned as Chief Executive Officer and appointed as Chairman of the Board, on June 2, 2016, the Company entered into a revised employment agreement with Mr. Blair.

The term of the agreement is for a period of three years and shall be automatically renewed for successive one year unless notice of non-renewal is given by either party at least 30 days before the end of the term.

Under the agreement, Mr. Blair is entitled to an annual salary of $250,000 within a minimum of $25,000 increase at the end of the twelve months period. Mr. Blair is also eligible to receive an annual cash incentive bonus for each calendar year he is employed by the Company and milestone bonus which shall equal to 75% of such bonuses awarded to the chief executive officer. Additionally, the Company agreed to grant Mr. Blair a stock option to purchase 4,000,000 shares of the Company's common stock at an exercise price per share equal to the fair market value of the Company's common stock as of the date of grant once the Company adopts an equity compensation plan and completes any required or necessary regulatory filings and approvals, as applicable, with respect to such a plan. Stock options to purchase 2,000,000 shares shall be vested as of the date of the agreement and the remaining 2,000,000 shares shall vest in approximately equal increments monthly beginning one month from the date of the agreement for a period of 12 months.

The agreement provides for severance payments in the event the Company terminates employment without "Cause," Mr. Blair terminates employment for "Good Reason, non-renewal of the employment by the Company, or as a result of Change of Control (each capitalized term as defined in the employment agreement). Mr. Blair's severance payment consists of: (A) a cash amount equal to 2 times the current calendar year's base salary, (B) acceleration to 100% vested status for all stock, stock option and other equity awards currently held and (C) prorated annual bonus for the year in which the date of termination occurs, which amount shall be determined based on attainment of the performance objectives and the number of days that Executive was employed by the Company during the year of termination.

If Mr. Blair's employment is terminated due to non-renewal of the employment agreement by Mr. Blair, voluntary resignation by Mr. Blair without Good Reason or for Cause by the Company, then no severance is due to Mr. Blair under the employment agreement.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached as Exhibit 10.2 to this report and is incorporated in this report by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between the Company and Robert Weiss

10.2	Employment Agreement by and between the Company and Robert Blair

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: June 6, 2016	By:	/s/ Robert Weiss
Robert Weiss
Chief Executive Officer

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